SUB-ITEM 77C
Submission of matters to a vote of security holders

A special meeting of the shareholders of the funds was held on June 16, 2010, to vote on the following proposals. The proposals received
the required number of votes of American Century Mutual Funds, Inc. or the applicable fund, and were adopted. A summary of voting results is listed below the proposals.

Proposal: To elect one Director to the Board of Directors of the Issuer.

  John R. Whitten

Affirmative:    13,907,426,551.88
Withhold:   629,801,797.99
Abstain:   0
Broker Non-Vote:  0

Previously elected Directors whose term of office continued after the meeting include: Thomas A. Brown, Andrea C. Hall, James A. Olsen, Donald H. Pratt,
M. Jeannine Strandjord and Jonathan S. Thomas.

Proposal: To approve an amendment to the Articles of Incorporation to limit certain director liability to the extent permitted by Maryland law.

Affirmative  12,112,932,038.05
Against   769,504,651.61
Abstain   420,034,444.51
Broker non-votes 1,234,757,215.70

Proposal: To approve a management agreement with American Century Investment
Management, Inc.

   Balanced Fund -  Balanced Fund -
   Investor Class  Institutional Class
Affirmative  319,627,104.59  6,033,044.80
Against   5,341,281.62  0.00
Abstain   7,620,187.01  0.00
Broker non-votes 19,180,371.65  0.00

   Capital Growth Fund Capital Growth Fund –
      Institutional Class
Affirmative  26,339,814.96  1,052,175.98
Against   531,236.13  0.00
Abstain   770,746.35  4,874.92
Broker non-votes 14,632,293.34  26,159.64

   Capital Value Fund Capital Value Fund –
      Institutional Class
Affirmative  93,733,694.88  8,005,790.90
Against   2,412,320.01  71,405.00
Abstain   2,984,218.98  0.00
Broker non-votes 11,334,632.11  140,245.66

   Focused Growth Fund Focused Growth Fund –
      Institutional Class
Affirmative  8,478,888.54  22,297.99
Against   334,273.07  0.00
Abstain   117,050.02  0.00
Broker non-votes 1,100,857.51  0.00

   Fundamental   Fundamental Equity Fund –
   Equity Fund  Institutional Class
Affirmative  89,370,930.33  195,927.77
Against   2,280,617.16  0.00
Abstain   4,148,614.95  0.00
Broker non-votes 28,561,468.90  0.00

   Giftrust Fund – Investor Class
Affirmative  826,207,383.27
Against   48,032,732.75
Abstain   63,530,333.27
Broker non-votes 0.00

   Growth Fund  Growth Fund –
      Institutional Class
Affirmative  2,733,976,323.29 346,124,254.35
Against   50,611,052.30  5,062,241.42
Abstain   80,216,031.83       10,463,124.02
Broker non-votes 320,396,781.17  3,003,337.15

   Heritage Fund  Heritage Fund –
      Institutional Class
Affirmative  1,213,738,072.40 77,278,882.82
Against   21,233,768.63  27,551.98
Abstain   56,109,237.09  100,016.21
Broker non-votes 384,641,176.60  1,282,101.59

   New Opportunities Fund – Investor Class
Affirmative  100,728,913.46
Against   2,011,501.18
Abstain   2,270,802.96
Broker non-votes 1,572,815.40

   NT Growth Fund – Institutional Class
Affirmative  246,845,967.10
Against   5,090,860.30
Abstain   11,428,182.00
Broker non-votes 0.00

   NT Vista Fund – Institutional Class
Affirmative  120,763,469.34
Against   495,654.48
Abstain    125,703.27
Broker non-votes 0.00

   Select Fund  Select Fund –
      Institutional Class
Affirmative  1,129,290,759.85 4,669,616.98
Against   21,257,428.36  0.00
Abstain   35,975,916.67  0.00
Broker non-votes 68,939,335.85  15.49

   Small Cap Growth Fund Small Cap Growth Fund –
      Institutional Class
Affirmative  133,347,483.20  102,613,198.26
Against   3,490,037.79  123,161.60
Abstain   4,957,455.44  23,575.60
Broker non-votes 52,256,164.97  5,208,534.76

   Ultra Fund  Ultra Fund –
      Institutional Class
Affirmative  3,346,538,551.98 34,607,908.47
Against   85,994,173.35  454,270.55
Abstain   98,360,875.90  813,688.64
Broker non-votes 257,414,926.68  193,004.58

   Veedot Fund –   Veedot Fund –
   Investor Class  Institutional Class
Affirmative  62,026,457.01  3,265,942.15
Against   873,508.08  0.00
Abstain   1,489,315.40  0.00
Broker non-votes 1,250,749.65  0.00

   Vista Fund  Vista Fund –
      Institutional Class
Affirmative  1,453,644,035.70 106,154,590.29
Against   23,873,693.54  1,337,164.83
Abstain   34,615,245.95  1,930,383.12
Broker non-votes 67,216,511.42  4,969,941.57